UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2009

FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio	31-1042001
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-12379

4000 Smith Road, Cincinnati, Ohio 45209
 (Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (513) 979-5837

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2009, First Financial Bank, National Association (the “Bank”), the wholly owned subsidiary of First Financial Bancorp.(the “Company”), entered into a purchase and assumption agreement (the “Agreement”) with the Federal Deposit Insurance Corporation (the “FDIC”), as receiver for Peoples Community Bank, West Chester, Ohio (“Peoples”), providing for the assumption by the Bank of liabilities and the purchase by the Bank of assets of Peoples.

All branches of Peoples will reopen as branches of the Bank on Monday, August 3, 2009. Peoples’ depositors will automatically become depositors of the Bank and subject to the insurance limitations, deposits will continue to be insured by the FDIC without interruption.

In the Agreement, the Bank agreed to pay a deposit premium of 1.5% and to acquire the assets at a discount to book value of $42 million. The Bank will acquire approximately $594 million in total assets, including all of the loans, and assume approximately $601 million in liabilities, including approximately $538 million in deposits. The Bank will have a $0 first loss position.

All of the loans and other real estate owned that are being purchased by the Bank under the Agreement are covered by a loss sharing agreement between the FDIC and the Bank.  Under this loss sharing agreement, the FDIC has agreed to bear 80% of loan and other real estate losses in an amount of up to $190 million and 95% of losses that exceed $190 million.

The agreement with the FDIC only covers the assets and liabilities of Peoples.  The assets, liabilities and capital stock of Peoples’ former parent, Peoples Community Bancorp, Inc. (“Peoples Community Bancorp”), have not been purchased or assumed by the Bank.

On July 31, 2009, the Company issued a news release regarding the entry by the Bank into the Agreement with the FDIC.  A copy of this news release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated into this report by reference.

Item 1.02 Termination of a Material Definitive Agreement.

Under the terms of that certain Purchase and Assumption Agreement, dated May 15, 2009, by and among the Bank, Peoples and Peoples Community Bancorp, as amended May 27, 2009 (the “Purchase and Assumption Agreement”), the Bank agreed to assume approximately $310 million in deposits and acquire 17 branches and approximately $250 million of certain loans from Peoples.

On July 31, 2009, the Office of Thrift Supervision closed Peoples and appointed the FDIC as receiver. Under Section 25(g) of the Purchase and Assumption Agreement, the Bank had the option to terminate the Agreement upon the commencement of an insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors or similar proceeding with respect to Peoples or Peoples Community Bancorp.

In accordance with its rights under Section 25(g) of the Purchase and Assumption Agreement, on July 31, 2009 the Bank delivered written notice to the FDIC (as receiver for Peoples), Peoples and Peoples Community Bancorp terminating the Purchase and Assumption Agreement and abandoning the transactions contemplated thereby, effective immediately.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information provided under Item 1.01 “Entry into a Material Definitive Agreement” is incorporated herein by reference into this Item 2.01.

Item 9.01  Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

2.1  Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Peoples Community Bank, West Chester, Ohio, the Federal Deposit Insurance Corporation and First Financial Bank, National Association, dated as of July 31, 2009.*

99.1  News Release, dated July 31, 2009. **

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.
**
First Financial Bancorp does not intend Exhibit 99.1 to be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.

Dated: July 31, 2009	By:	/s/ J. Franklin Hall
	Name:	J. Franklin Hall
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1
Purchase and Assumption Agreement Whole Bank All Deposits, among the Federal Deposit Insurance Corporation, receiver of Peoples Community Bank, West Chester, Ohio, the Federal Deposit Insurance Corporation and First Financial Bank, National Association, dated as of July 31, 2009.*

99.1	Press Release, dated July 31, 2009.**

*	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K.
**
First Financial Bancorp does not intend Exhibit 99.1 to be treated as “filed” for purposes of the Securities Exchange Act of 1934, as amended, or incorporated by reference into its filings under the Securities Act of 1933, as amended.